Exhibit 10.12

BR OAK CREST VILLAS, LLC
LIMITED LIABILITY COMPANY agreement

This Limited Liability Company Agreement (this “Agreement”) is adopted, executed, and agreed to this 12th day of December, 2011, by Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company with its principal executive offices located at 70 East 55th Street, 9th Floor, New York, New York 10022, as sole member (the “Member”).

ARTICLE 1
organization and name; office; purpose; term

1.1           Organization. The Member has organized a limited liability company (the “Company”) pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Deborah Huet is hereby designated and ratified as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company. This Agreement, as it may be amended from time to time in accordance with its terms and the Act, is the limited liability company agreement (as such term is defined in the Act) of the Company.

1.2           Name of the Company. The name of the Company shall be “BR Oak Crest Villas, LLC.” The Company may do business under that name and under any other name or names as the Member or the Managers (as defined in Section 4.1) may determine from time to time. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall file any certificate with respect to such other name as may be required by the Act or other applicable law.

1.3           Purpose and Powers. The Company is organized for the purpose of engaging in any lawful business, purpose or activity that may be undertaken by a limited liability company organized under and governed by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

1.4           Term. The term of the Company shall begin upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and shall continue in perpetuity unless and until its existence is terminated pursuant to Section 6.1 of this Agreement.

1.5           Registered Agent and Office. The registered agent for the service of process and registered office of the Company shall be the agent and location set forth in the Certificate of Formation. The Company may change the registered agent or registered office of the Company by the making of appropriate filings in accordance with the Act.

1.6           Executive Office. The principal executive offices of the Company shall be located at 70 East 55th Street, 9th Floor, New York, New York 10022, or at such other location as may hereafter be determined by the Member or the Managers.

ARTICLE 2

memberS; INTERESTS; capital accounts

2.1           Admission of the Member. Simultaneously with the execution and delivery of this Agreement, the Member is admitted as the sole member of the Company. The name and present mailing address of the Member is as set forth in the preamble hereto.

2.2           Admission of Additional Members. The Company may admit one or more additional members to the Company on such terms as the sole Member may determine.

2.3           Interests. The Company shall be authorized to issue a single class of limited liability company interests (as defined in Section 18-101(8) of the Act) (“Interests”).

2.4           Capital Contributions. Simultaneously with the execution and delivery of this Agreement, the Member is contributing to the Company cash in the amount of $100.00 in exchange for 100% of the Interests. The Company may accept additional capital contributions on such terms as the Member and the Managers may determine from time to time, but the Member shall not be required to contribute additional capital to the Company.

2.5           Capital Accounts. The Member shall have a capital account determined and maintained in accordance with Treasury Regulations Section 1.7041(b)(2)(iv).

2.6           No Interest or Return of Capital Contribution. The Member shall not be paid interest on its capital contribution or other amounts credited to its capital account. Except as otherwise provided in this Agreement, the Member shall not have the right to receive any return of its capital contribution or other amounts credited to its capital account.

2.7           Loans. The Member may make or cause a loan to be made to the Company in such amount and on such terms as may be determined by the Member and the Managers.

2.8           Member Business Activities. The Member may engage in or possess an interest in other business ventures of any nature, whether or not similar to or competitive with the activities of the Company. The Company may enter into contracts or transactions with the Member, or the affiliates of the Member, on such terms as the Member (or affiliate) and the Managers may determine.

ARTICLE 3

Distributions; allocation of PROFIT and LOSS

3.1           Distributions of Cash Flow. The Company may distribute to the Member any cash held by it that is neither reasonably necessary for the operation of the Company or its business, as may be determined from time to time by the Managers, nor prohibited from being distributed by Section 18-607 or Section 18-804 of the Act. The amount of any such distribution and the timing of the payment thereof shall be determined by the Managers.

3.2           Form of Distributions. If any distribution of the capital contribution of the Member, or any portion thereof, is made, the Company may distribute cash, notes or other property, or a combination thereof, to the Member in such return of the capital contribution.

3.3           Allocation of Profit and Loss. The Company’s profits and losses shall be allocated entirely to the Member.

ARTICLE 4

management; rights, powers and duties

4.1          Managers. Except as otherwise required by the Act or provided by this Agreement, the persons or entities designated in or pursuant to this Agreement as the manager(s) of the Company (each, a “Manager” and collectively, the “Managers”) shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company in accordance with the terms and provisions of this Agreement. Bluerock Special Opportunity + Income Fund II, LLC is hereby designated as the initial Manager.

4.1.1     Number. The initial number of Managers shall be one (1) and the Member shall have the power to increase the number of Managers from time to time.

4.1.2     Appointment and Removal. Each of the Managers will be designated from time to time by the Member and will hold office until removed by the Member or until such Manager’s earlier death, disability or resignation. Any Manager may be removed as such at any time by the Member, either with or without cause, in the discretion of the Member.

4.1.3     Powers. The Managers, acting jointly and not individually, shall have the full and exclusive right and power to act for and bind the Company. Any action approved by the sole Manager or a majority of the Managers then in office, as applicable, shall be the act of the Managers.

4.1.4     Action by Written Consent. Any action required by the Act to be taken at any meeting of the Managers, or any action that may be taken at any meeting of the Managers, may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, is signed by each of the Managers.

4.1.5     Compensation. The salary or other compensation, if any, of the Managers will be fixed from time to time by the Member. Designation of a person as a Manager shall not of itself create contract rights.

4.2          Officers. The Managers may cause the Company to employ and retain such other persons (including persons related to or affiliated with the Member or Managers) as may be necessary or appropriate for the conduct of the Company’s business, on such terms as the Managers shall determine, including persons who may be designated as officers. The officers of the Company shall have the titles, powers and duties delegated to them by the Managers. Any number of titles may be held by the same officer.

ARTICLE 5

Limited Liability; Exculpation; indemnification

5.1          Limited Liability. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager.

5.2          Exculpation. Except as otherwise provided by the Act or other applicable law, no Member, Manager or officer of the Company shall be liable, responsible or accountable in any way for damages or otherwise to the Company, to another Member, a Manager, or to another person that is a party to or is otherwise bound by this Agreement, for any breach of contract or breach of duties (including fiduciary duties) unless there is a judicial determination that such person’s act or omission constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

5.3          Indemnification.

5.3.1     Mandatory Indemnification. The Company shall indemnify and hold harmless each Member, Manager or officer of the Company severally (collectively, the “Indemnitees”), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person is or was a Member, Manager or officer of the Company, to the fullest extent that the Company, if organized as a corporation under the Delaware General Corporation Law (the “DGCL”), would be permitted to indemnify any such Indemnitee under the DGCL, as the same exists or may hereafter be amended (provided, however, that any such amendment will not adversely affect any right of an Indemnitee existing at the time of such amendment), against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith; provided, however that (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe their conduct was unlawful.

5.3.2     Right to Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding will be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Company of an undertaking by or on behalf of such Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified for such expenses pursuant to Section 5.3.1.

5.3.3     Permissible Indemnification of Others by the Company. To the extent authorized by the Managers and permitted by the Act, the Company may, but will not be obligated to, (a) indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that the person is or was an employee or agent of the Company, or is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding and (b) advance expenses incurred by such a person in defending such a proceeding in advance of its final disposition.

ARTICLE 6

dissolution, liquidation and termination of the company

6.1           Events of Dissolution. The Company shall be dissolved upon the first to occur of any of the events specified in Section 18-801(a)(3), Section 18-801(a)(4) or Section 18-801(a)(5) of the Act.

6.2           Distributions Upon Dissolution. Upon the winding up of the Company, the assets of the Company shall be distributed in accordance with Section 18-804 of the Act.

ARTICLE 7

TAX, ACCOUNTING AND FISCAL MATTERS

7.1           Tax Elections. For so long as the Company has a single Member, the Company shall conduct its affairs so as to be disregarded as an entity separate from such Member for federal income tax purposes pursuant to Treasury Regulation § 301.7701-3(b)(1)(ii) and for relevant state tax purposes. All provisions of the Certificate of Formation and this Agreement shall be construed so as to preserve such tax status.

7.2           Fiscal Year. The fiscal year of the Company shall be the calendar year for tax and accounting purposes.

7.3           Method of Accounting. The Member shall select a method of accounting for the Company.

7.4           Records and Accounting. The Managers shall keep or cause to be kept appropriate books and records with respect to the Company’s business (including without limitation, any books, records, statements, or information required to be maintained by the Company under the Act) and full and accurate records of all transactions of the Company in accordance with sound accounting principles consistently applied. The books and records of the Company shall, at all times, be kept at the principal office of the Company or such other office as the Managers may approve for such purposes. Any books and records maintained by the Company in the regular course of its business, including books of account and records of Company proceedings, may be kept on, or be in the form of, any electronic storage advice, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time.

7.5           Bank Accounts. The Managers shall open and maintain (in the name of the Company) bank accounts in which shall be deposited all funds of the Company. Withdrawals from any such account shall be made upon the signature or signature of a Manager or such officer or other agent of the Company as may be designed for such purposes from time to time by the Managers.

ARTICLE 8

general provisions

8.1           Applicable Act. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

8.2           Article and Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

8.3           Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

8.4           Amendment; Entire Agreement. This Agreement may not be amended except by a writing signed by the Member. This Agreement sets forth the entire agreement relative to the organization and management of the Company.

(Signature on following page)

IN WITNESS WHEREOF, the Member has executed this Limited Liability Company Agreement as of the date set forth above.

SOLE MEMBER:

Bluerock Special Opportunity + Income Fund II, LLC,
a Delaware limited liability company

By:	BR SOIF II MANAGER, LLC, a Delaware limited liability company, its manager

	By:	/s/ Jordan S. Ruddy
Jordan S. Ruddy, President